Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Chefs’ Warehouse, Inc.
Ridgefield, CT
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-175974, 333-231587, 333-265238, and 333-273938) and on Form S-3ASR (333-271203) of The Chefs’ Warehouse, Inc. (the Company) of our reports dated February 27, 2024, related to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ BDO USA, P.C.
Stamford, CT
February 27, 2024